EXHIBIT 10.51


Resolution of the Board of Directors dated May 12, 1998:


                       SEVERANCE PLAN EXTENSION RESOLUTION

RESOLVED, that the Severance Pay Plan for Eligible Employees of Michael Foods, Inc. and its subsidiaries (the "Severance Plan"), as approved and implemented in accordance with the directives of the Board of Directors on July 26, 1990 and extended through July 1, 1998, be hereby extended for a period of one additional year to a new Termination Date of July 1, 1999.

            Number of employees covered under the Severance Plan
                       from July 1, 1997 to July 1, 1998.....................17

            Employee added:
                       Ronald W. Bergman - Michael Foods, Inc.

            Employee deleted:
                      James D. Clarkson - Northern Star Co. (under contract now)

            Number of employees covered under the Severance Plan
                      from July 1, 1998 to July 1, 1999......................17